   As filed with the Securities and Exchange Commission on December 6, 2000
                                                  Registration No. 333-____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                      -----------------------------------
                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                      -----------------------------------

                             METRIS COMPANIES INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                          41-1849591
(State or other jurisdiction of                  (I.R.S. Employer Identification
 incorporation or organization)                                 No.)

                            10900 Wayzata Boulevard
                          Minnetonka, Minnesota 55305
                   (Address of principal executive offices)

                      ----------------------------------

                      METRIS COMPANIES INC. NON-QUALIFIED
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                      -----------------------------------

                           Lorraine E. Waller, Esq.
             Senior Vice President, General Counsel and Secretary
                             Metris Companies Inc.
                            10900 Wayzata Boulevard
                          Minnetonka, Minnesota 55305
                    (Name and address of agent for service)
                                (952) 525-5020
         (Telephone number, including area code, of agent for service)


                                   Copy to:
                           Elizabeth C. Hinck, Esq.
                             Dorsey & Whitney LLP
                            Pillsbury Center South
                            220 South Sixth Street
                         Minneapolis, Minnesota 55402

                      -----------------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

--------------------------------------------------------------------------------------------------------------
 Title of securities to be registered         Amount to         Offering      Aggregate
                                                  be             price per      offering     Registration
                                            registered/(1)/     share /(2)/   price /(2)/         fee

--------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value, to be            500,000
  issued pursuant to the plan                    shares          $23.6875     $11,843,750       $3,127
--------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Metris Companies Inc. Non-Qualified Employee Stock Purchase Plan by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average high and low prices of registrant's common stock, as reported on the NYSE on December 4, 2000.

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed by Metris Companies Inc. with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     (b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

     (c) The description of our common stock contained in our Registration Statement on Form 8-A as filed with the Commission on April 26, 1999 and any amendment or report filed for the purpose of updating such description.

     We also are incorporating by reference any future filings made by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

          In accordance with the DGCL, the Registrant's Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except to the extent provided by the DGCL:

          . for any breach of the director's duty of loyalty to the Registrant or its stockholders:

          . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          . under section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; or

          . for any transaction from which a director derived an improper benefit.

The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

          The Registrant's Certificate and Amended and Restated Bylaws provide for indemnification of the Registrant's officers and directors to the fullest extent permitted by applicable law. In addition, the Registrant maintains insurance policies which provide coverage for its officers and directors in certain situations where the Registrant cannot directly indemnify such officers or directors.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.a to the Registrant's Registration Statement on Form S-1, File No. 333-10831).

     4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-3, File No. 333-82007).

     4.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-3, File No. 333-47066).

     4.4 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on August 13, 1999).

     5.1  Opinion of Dorsey & Whitney LLP.

     23.1 Consent of KPMG LLP.

     23.2 Consent of Dorsey & Whitney LLP (Contained in Exhibit 5.1).

     24.1 Power of Attorney.

Item 9.  Undertakings.

A.   The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on December 6, 2000.

                                        METRIS COMPANIES INC.


                                        By  /s/ Ronald N. Zebeck
                                           -------------------------------
                                           Ronald N. Zebeck
                                           Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2000.

Signature                                       Title
---------                                       -----
 /s/ Ronald N. Zebeck                           Chairman of the Board and Chief Executive
----------------------------------------------
Ronald N. Zebeck                                Officer (principal executive officer)


 /s/ David D. Wesselink                         Vice Chairman (principal financial officer)
----------------------------------------------
David D. Wesselink


 /s/ Jean C. Benson                             Executive Vice President, Controller
----------------------------------------------
Jean C. Benson                                  (principal accounting officer)

                     *                          Director
----------------------------------------------
Lee R. Anderson, Sr.

                     *                          Director
----------------------------------------------
C. Hunter Boll

                     *                          Director
----------------------------------------------
John A. Cleary

                                                Director
----------------------------------------------
Thomas M. Hagerty

Signature                                       Title
---------                                       -----
                     *                          Director
----------------------------------------------
David V. Harkins

                     *                          Director
----------------------------------------------
Walter M. Hoff

                                                Director
----------------------------------------------
Thomas H. Lee

                     *                          Director
----------------------------------------------
Derek V. Smith

                     *                          Director
----------------------------------------------
Edward B. Speno

                     *                          Director
----------------------------------------------
Frank D. Trestman


*By: /s/ Lorraine E. Waller
    ------------------------------------------
    Lorraine E. Waller
    Attorney-in-Fact

                                 EXHIBIT INDEX

     4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.a to the Registrant's Registration Statement on Form S-1, File No. 333-10831).

     4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-3, File No. 333-82007).

     4.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-3, File No. 333-47066).

     4.4 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed August 13, 1999).

     5.1  Opinion of Dorsey & Whitney LLP.

    23.1  Consent of KPMG LLP.

    23.2  Consent of Dorsey & Whitney LLP (Contained in Exhibit 5.1).

    24.1  Power of Attorney.